Lee Enterprises Reports Strong Third Quarter Results and Increases 2026 Fiscal Year Outlook

Delivered Net Income of $5 million
23% YOY Adjusted EBITDA(1) growth in Q3
Digital revenue(2) represents 57% of total revenue in Q3
Ended Q3 with $59 million in cash
Increased fiscal 2026 Adjusted EBITDA(1) outlook

DAVENPORT, Iowa (August 6, 2026) — Lee Enterprises, Incorporated (NASDAQ: LEE), a digital-first subscription platform providing high quality, trusted, local news, information and a major platform for advertising in 114 markets, today reported preliminary third quarter fiscal 2026 financial results(3) for the period ended June 28, 2026.

"Our third quarter results demonstrate the continued execution of our digital-first strategy and the meaningful progress we are making across the business," said Nathan Bekke, Lee's President and Chief Executive Officer. "We delivered another quarter of year-over-year Adjusted EBITDA growth while generating positive net income, reflecting disciplined cost management, ongoing operational improvements and the benefits of the strategic actions we've taken over the past year. Third quarter Adjusted EBITDA increased 23% year-over-year, or 19% excluding insurance reimbursements received. These results underscore the strength of our operating model and reinforce our confidence in the direction of the business."

“Based on our performance through the first nine months of the fiscal year and continued confidence in our operating momentum, we are increasing our outlook for fiscal 2026 Adjusted EBITDA,” added Bekke. “We now expect to finish the year with year-over-year growth between 22% and 28%. Excluding the insurance proceeds received this year related to last year’s cyber event, that still translates to year-over-year Adjusted EBITDA growth near 10%. The updated outlook reflects continued execution of our strategy, sustained operational discipline, and confidence in continued profitability through the remainder of the fiscal year.”

"Our return to positive net income reflects the progress we've made in strengthening the business and improving our financial foundation," added Josh Rinehults, Lee's Vice President, Chief Financial Officer and Treasurer. "Net income in the quarter was driven by continued Adjusted EBITDA growth and lower interest expense following February's strategic investment. Interest expense declined 45%, or $5 million, from the prior-year quarter, reflecting the reduction in our interest rate from 9% to 5%. We also ended the quarter with $59 million in cash on our balance sheet, providing additional flexibility as we continue to invest in our digital transformation while maintaining a disciplined approach to capital allocation."

"Our operational focus remains centered on improving profitability while continuing to invest in the products, technology and journalism that support long-term digital growth," Bekke added. "Throughout the quarter, we continued to optimize our workflows and align resources with the evolving needs of our business. These initiatives are driving greater efficiency, supporting margin expansion and positioning Lee to operate with increased scale as our digital business continues to evolve."

"During the quarter, we also announced a new management agreement with Hoffmann Media Group," Bekke continued. "This partnership highlights the value of Lee's operating platform, digital expertise and deep experience serving local markets. As we assume management responsibilities, we have the opportunity to further leverage our technology, operational capabilities and best practices while deepening a relationship that aligns with our long-term strategic objectives. We believe this agreement demonstrates the strength and scalability of our platform while creating opportunities for future growth for Lee."

"We remain focused on building a more resilient, scalable business that delivers sustainable long-term value," Bekke concluded. "We are encouraged by our performance through the first nine months of the fiscal year combined with the expansion of our operating platform which reinforces our confidence in the direction of the business. We believe Lee is well positioned to continue driving long-term profitability and creating lasting value for our shareholders."

For the third quarter ended June 28, 2026:

•Total operating revenue was $126 million.

•Total Digital Revenue was $72 million and represented 57% of our total operating revenue.
•Revenue from digital-only subscribers totaled $22 million. Digital-only subscription revenue increased 12% annually over the past three years. Digital-only subscribers totaled 584,000 at the end of the quarter.
•Digital advertising and marketing services revenue represented 76% of our total advertising revenue and totaled $45 million. Amplified Digital® Agency revenue totaled $27 million in the quarter.
•Digital services revenue, which is predominantly from BLOX Digital, totaled $5 million.
•Total Print Revenue was $54 million.
•Operating expenses totaled $118 million and Cash Costs(1) totaled $109 million, representing 14% and 14% decreases compared to the prior year, respectively.
•Net income totaled $5 million, an improvement of $7 million over the prior year quarter.
•Adjusted EBITDA totaled $18 million, an increase of $3 million, or 23%, over the prior year quarter.

2026 Fiscal Year Outlook:

Adjusted EBITDA	22% to 28% YOY growth

Debt and Free Cash Flow:
The Company has $455 million of debt outstanding under our Credit Agreement with BH Finance. The financing has favorable terms including a 25-year maturity, a fixed annual interest rate, no fixed principal payments, and no financial performance covenants. The $50 million private placement of common stock closed in February 2026 made operative certain amendments to the Credit Agreement with BH Finance, resulting in the fixed annual interest rate dropping to 5% from 9% for a five-year period(4).
As of and for the period ended June 28, 2026:
•The principal amount of debt totaled $455 million.
•Cash on the balance sheet totaled $59 million. Debt, net of cash on the balance sheet, totaled $395 million.
•Capital expenditures totaled $1 million for the quarter. We expect up to $7 million of capital expenditures in FY26.
•We expect cash paid for income taxes to total between $3 million and $9 million in FY26.
•We do not expect any pension contributions in the fiscal year.
•The Company is executing a strategic termination of our fully funded benefit pension plan, eliminating the long-term volatility tied to interest rate movement, mortality assumptions and asset performance, while preserving participant benefits and improving balance sheet flexibility.
Conference Call Information:
As previously announced, we will hold an earnings conference call and audio webcast today at 9 a.m. Central Time. The live webcast will be accessible at www.lee.net and will be available for replay 24 hours later. Questions from other participants may be submitted by participating in the webcast. To participate in the live conference call via telephone, please register at www.lee.net. Upon registering, a dial-in number and unique PIN will be provided to join the conference call.

About Lee:
Lee Enterprises is a leading provider of local news and information and a major subscription and advertising platform, with daily and weekly newspapers and rapidly expanding digital products serving 114 markets across 25 states. Lee's markets include St. Louis, MO; Buffalo, NY; Omaha, NE; Richmond, VA; Lincoln, NE; Madison, WI; Davenport, IA; and Tucson, AZ. Lee Common Stock is traded on NASDAQ under the symbol LEE. For more information about Lee, please visit www.lee.net.
FORWARD-LOOKING STATEMENTS — The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This release contains information that may be deemed forward-looking that is based largely on our current expectations, and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties, which in some instances are beyond our control, are:

•Our ability to manage declining print revenue and circulation subscribers;
•The impact and duration of adverse conditions in certain aspects of the economy affecting our business;
•Changes in advertising and subscription demand;
•Changes in technology that impact our ability to deliver digital advertising;
•Potential changes in newsprint, other commodities and energy costs;
•Interest rates;
•Labor costs;
•Significant cyber security breaches or failure of our information technology systems;
•Our ability to achieve planned expense reductions and realize the expected benefit of our acquisitions;
•Our ability to maintain employee and customer relationships;
•Our ability to manage increased capital costs;
•Our ability to maintain our listing status on NASDAQ;
•Competition;
•We may be required to indemnify the previous owners of BH Media or The Buffalo News for unknown legal and other matters that may arise;
•The impacts of changes to our leadership and corporate governance; and
•Other risks detailed from time to time in our publicly filed documents.
Any statements that are not statements of historical fact (including statements containing the words “may”, “will”, “would”, “could”, “believes”, “expects”, “anticipates”, “intends”, “plans”, “projects”, “considers” and similar expressions) generally should be considered forward-looking statements. Statements regarding our plans, strategies, prospects and expectations regarding our business and industry and our responses thereto may have on our future operations, are forward-looking statements. They reflect our expectations, are not guarantees of performance and speak only as of the date the statement is made. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this report. We do not undertake to publicly update or revise our forward-looking statements, except as required by law.
Contact:
IR@lee.net
(563) 383-2100

CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three months ended		Nine months ended
(Thousands of Dollars, Except Per Common Share Data)	June 28, 2026	June 29, 2025	June 28, 2026	June 29, 2025

Operating revenue:
Print advertising revenue	14,478	17,474	45,943	53,867
Digital advertising revenue	44,846	49,097	128,334	139,766
Advertising and marketing services revenue	59,324	66,571	174,277	193,633
Print subscription revenue	32,918	38,076	100,816	122,587
Digital subscription revenue	21,829	23,482	66,814	68,836
Subscription revenue	54,747	61,558	167,630	191,423
Print other revenue	6,967	7,837	21,545	22,938
Digital other revenue	4,932	5,328	14,544	15,241
Other revenue	11,899	13,165	36,089	38,179
Total operating revenue	125,970	141,294	377,996	423,235
Operating expenses:
Compensation	44,810	47,436	140,989	164,349
Newsprint and ink	2,521	3,268	8,005	9,996
Other operating expenses	62,076	77,252	193,640	223,387
Insurance proceeds	(560)	—	(6,401)	—
Depreciation and amortization	3,527	3,783	10,621	15,218
Gain on asset sales, impairments and other, net	(73)	(1,562)	(976)	(2,365)
Restructuring costs and other	5,959	7,141	12,746	18,806
Total operating expenses	118,260	137,318	358,624	429,391
Equity in earnings of associated companies	922	686	3,010	2,963
Operating income (loss)	8,632	4,662	22,382	(3,193)
Non-operating (expense) income:
Interest expense	(5,558)	(10,132)	(23,435)	(30,365)
Pension and other post employment benefits ("OPEB") related and other, net	1,169	1,050	2,840	2,362
Settlement gains	2,330	—	2,330	—
Total non-operating expense, net	(2,059)	(9,082)	(18,265)	(28,003)
Income (loss) before income taxes	6,573	(4,420)	4,117	(31,196)
Income tax expense (benefit)	1,400	(2,744)	5,779	(1,281)
Net income (loss)	5,173	(1,676)	(1,662)	(29,915)
Net income attributable to non-controlling interests	(498)	(244)	(1,423)	(1,264)
Income (loss) attributable to Lee Enterprises, Incorporated	4,675	(1,920)	(3,085)	(31,179)
Other comprehensive loss, net of income taxes	(1,611)	(115)	(1,769)	(230)
Comprehensive income (loss) attributable to Lee Enterprises, Incorporated	3,064	(2,035)	(4,854)	(31,409)
Earnings (loss) per common share:
Basic:	0.21	(0.31)	(0.22)	(5.16)
Diluted:	0.21	(0.31)	(0.22)	(5.16)

DIGITAL / PRINT REVENUE COMPOSITION
(UNAUDITED)

	Three months Ended		Nine months ended
(Thousands of Dollars)	June 28, 2026	June 29, 2025	June 28, 2026	June 29, 2025

Digital Advertising and Marketing Services Revenue	44,846	49,097	128,334	139,766
Digital Only Subscription Revenue	21,829	23,482	66,814	68,836
Digital Services Revenue	4,932	5,328	14,544	15,241
Total Digital Revenue	71,607	77,907	209,692	223,843
Print Advertising Revenue	14,478	17,474	45,943	53,867
Print Subscription Revenue	32,918	38,076	100,816	122,587
Other Print Revenue	6,967	7,837	21,545	22,938
Total Print Revenue	54,363	63,387	168,304	199,392
Total Operating Revenue	125,970	141,294	377,996	423,235

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)
The tables below reconcile the non-GAAP financial performance measure of Adjusted EBITDA to Net loss, its most directly comparable U.S. GAAP measure:

	Three months ended		Nine months ended
(Thousands of Dollars)	June 28, 2026	June 29, 2025	June 28, 2026	June 29, 2025

Net income (loss)	5,173	(1,676)	(1,662)	(29,915)
Adjusted to exclude
Income tax expense (benefit)	1,400	(2,744)	5,779	(1,281)
Non-operating expenses, net	2,059	9,082	18,265	28,003
Equity in earnings of TNI and MNI	(922)	(686)	(3,010)	(2,963)
Depreciation and amortization	3,527	3,783	10,621	15,218
Restructuring costs and other	5,959	7,141	12,746	18,806
Gain on asset sales, impairments and other, net	(73)	(1,562)	(976)	(2,365)
Stock compensation	181	540	722	1,328
Add:
Ownership share of TNI and MNI EBITDA (50%)	1,071	1,066	3,296	3,488
Adjusted EBITDA	18,375	14,944	45,781	30,319

The table below reconciles the non-GAAP financial performance measure of Cash Costs to Operating expenses, the most directly comparable U.S. GAAP measure:

	Three months ended		Nine months ended
(Thousands of Dollars)	June 28, 2026	June 29, 2025	June 28, 2026	June 29, 2025

Operating expenses	118,260	137,318	358,624	429,391
Adjustments
Depreciation and amortization	3,527	3,783	10,621	15,218
Gain on asset sales, impairments and other, net	(73)	(1,562)	(976)	(2,365)
Restructuring costs and other	5,959	7,141	12,746	18,806
Insurance proceeds	(560)	—	(6,401)	—
Cash Costs	109,407	127,956	342,634	397,732

The table below reconciles the non-GAAP financial performance measure of Same-store Revenues to Operating Revenues, its most directly comparable U.S. GAAP measure:

	Three months ended		Nine months ended
(Thousands of Dollars)	June 28, 2026	June 29, 2025	June 28, 2026	June 29, 2025

Print Advertising Revenue	14,478	17,474	45,943	53,867
Exited operations	—	(2,189)	(2,399)	(6,676)
Same-store, Print Advertising Revenue	14,478	15,285	43,544	47,191
Digital Advertising Revenue	44,846	49,097	128,334	139,766
Exited operations	—	(1,144)	(770)	(4,204)
Same-store, Digital Advertising Revenue	44,846	47,953	127,564	135,562
Total Advertising Revenue	59,324	66,571	174,277	193,633
Exited operations	—	(3,333)	(3,169)	(10,880)
Same-store, Total Advertising Revenue	59,324	63,238	171,108	182,753
Print Subscription Revenue	32,918	38,076	100,816	122,587
Exited operations	—	(34)	(3)	(142)
Same-store, Print Subscription Revenue	32,918	38,042	100,813	122,445
Digital Subscription Revenue	21,829	23,482	66,814	68,836
Exited operations	—	—	—	(2)
Same-store, Digital Subscription Revenue	21,829	23,482	66,814	68,834
Total Subscription Revenue	54,747	61,558	167,630	191,423
Exited operations	—	(34)	(3)	(144)
Same-store, Total Subscription Revenue	54,747	61,524	167,627	191,279
Print Other Revenue	6,967	7,837	21,545	22,938
Exited operations	—	—	—	—
Same-store, Print Other Revenue	6,967	7,837	21,545	22,938
Digital Other Revenue	4,932	5,328	14,544	15,241
Exited operations	—	—	—	—
Same-store, Digital Other Revenue	4,932	5,328	14,544	15,241
Total Other Revenue	11,899	13,165	36,089	38,179
Exited operations	—	—	—	—
Same-store, Total Other Revenue	11,899	13,165	36,089	38,179
Total Operating Revenue	125,970	141,294	377,996	423,235
Exited operations	—	(3,367)	(3,172)	(11,024)
Same-store, Total Operating Revenue	125,970	137,927	374,824	412,211

NOTES
(1)The following are non-GAAP (Generally Accepted Accounting Principles) financial measures for which reconciliations to relevant U.S GAAP measures are included in tables accompanying this release:
•Adjusted EBITDA is a non-GAAP financial performance measure that enhances financial statement users overall understanding of the operating performance of the Company. The measure isolates unusual, infrequent or non-cash transactions from the operating performance of the business. This allows users to easily compare operating performance among various fiscal periods and how management measures the performance of the business. This measure also provides users with a benchmark that can be used when forecasting future operating performance of the Company that excludes unusual, nonrecurring or one-time transactions. Adjusted EBITDA is a component of the calculation used by stockholders and analysts to determine the value of our business when using the market approach, which applies a market multiple to financial metrics. It is also a measure used to calculate the leverage ratio of the Company, which is a key financial ratio monitored and used by the Company and its investors. Adjusted EBITDA is defined as net income (loss), plus non-operating expenses, income tax expense, depreciation and amortization, assets loss (gain) on sales, impairments and other, restructuring costs and other, stock compensation and our 50% share of EBITDA from TNI and MNI, minus equity in earnings of TNI and MNI.
•Cash Costs represent a non-GAAP financial performance measure of operating expenses which are measured on an accrual basis and settled in cash. This measure is useful to investors in understanding the components of the Company’s cash-settled operating costs. Periodically, the Company provides forward-looking guidance of Cash Costs, which can be used by financial statement users to assess the Company's ability to manage and control its operating cost structure. Cash Costs are defined as compensation, newsprint and ink and other operating expenses. Depreciation and amortization, assets loss (gain) on sales, impairments and other, other non-cash operating expenses and other expenses are excluded. Cash Costs also exclude restructuring costs and other, which are typically paid in cash.
(2)Total Digital Revenue is defined as digital advertising and marketing services revenue (including Amplified Digital®), digital-only subscription revenue and digital services revenue.
(3)This earnings release is a preliminary report of results for the periods included. The reader should refer to the Company's most recent reports on Form 10-Q and on Form 10-K for definitive information.
(4)The Company's current debt balance is $455 million, reflecting the outstanding balance of the $576 million term loan originally incurred under the credit agreement with BH Finance LLC dated January 29, 2020 (the "Credit Agreement"). Excess Cash Flow was previously defined under the Credit Agreement as any cash greater than $20.0 million on the balance sheet in accordance with U.S. GAAP at the end of each fiscal quarter, beginning with the quarter ending June 28, 2020. Concurrently with the execution of the Stock Purchase Agreement, we entered into the Second Amendment to the Credit Agreement. The amendments set forth therein became operative upon the Company's receipt of the proceeds from the Private Placement at the Closing. The amendments include a reduction of the applicable margin on our 25-year term loan from 9% to 5% for a period of five years following the closing and amending the definition of Excess Cash Flow such that the minimum amount of cash on hand held by us before being deemed Excess Cash Flow would be equal to $64.0 million.
(5)Comparable basis is a non-GAAP performance measure based on U.S. GAAP trends for Lee for the current period, excluding the extra week in fiscal 2024. The fourth quarter and full year of fiscal 2025 consisted of 13 weeks and 52 weeks, respectively. The fourth quarter and full year of fiscal 2024 consisted of 14 weeks and 53 weeks, respectively.
(6)FY25 revenue and Adjusted EBITDA were materially impacted by a cyber incident in February 2025. The FY25 impact on revenue and Adjusted EBITDA was approximately $12M and $8M, respectively. These metrics exclude any potential reimbursement from cyber insurance carrier in FY25. For the nine months ended June 28 2026, we received $6.4 million in business interruption reimbursements that were recorded on their own line in "Operating Expenses" and included in Adjusted EBITDA. The remaining business-interruption claims remain under review.
(7)TNI refers to TNI Partners publishing operations in Tucson, AZ. MNI refers to Madison Newspapers, Inc. publishing operations in Madison, WI.